UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

SYNLOGIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37566	26-1824804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Binney St. Suite 402
Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 401-9975

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SYBX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

On June 5, 2023, Synlogic, Inc. (the “Company”) announced that it is implementing a reduction in workforce designed to focus resources on advancing the Company’s clinical stage programs and research activities that support the current clinical pipeline and its ongoing collaboration with Roche. The realignment is estimated to reduce the Company’s workforce by approximately 21%. The Company expects to complete substantially all of the reduction in workforce by the end of the fiscal quarter ending June 30, 2023. The Company estimates that it will incur approximately $0.9 million of costs in connection with the reduction in workforce related to severance pay and other related termination benefits. The Company communicated the workforce reduction on May 31, 2023 and expects the majority of the costs associated with the strategic realignment to be incurred during the second quarter ending June 30, 2023 and the third quarter ending September 30, 2023. The charges the Company expects to incur in connection with this reduction in workforce are subject to a number of assumptions, risks and uncertainties, and actual results may materially differ. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, these actions.

Item 8.01.	Other Events.

On June 5, 2023, the Company issued a press release announcing the initiation of Synpheny-3 global, pivotal Phase 3 study evaluating SYNB1934 for the treatment of phenylketonuria. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 5, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 5, 2023	Synlogic, Inc.

	By:	/s/ Michael Jensen
	Name:	Michael Jensen
	Title:	Chief Financial Officer